UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 6, 2019
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2019, BioRestorative Therapies, Inc. (the “Company”) issued a convertible promissory note to Harvey P. Alstodt and Melody Alstodt (the “Lenders”) in the principal amount of $450,000 (the “Note”) pursuant to a debt financing in which it received funds in such principal amount.  The Note provides for the payment of the principal amount, together with interest at the rate of 15% per annum, six months from the date of issuance.  The Note is convertible, at the option of the Lenders, into shares of common stock of the Company at a conversion price of $0.60 per share, subject to adjustment, and a five year warrant (the “Warrant”) for the purchase of a number of shares equal to the number of shares issued upon the conversion of the principal amount of the Note.  The Warrant provides for an exercise price of $0.80 per share, subject to adjustment.  The Lenders are the parents of Lance Alstodt, Executive Vice President and Chief Strategy Officer of the Company.

The foregoing description of the Note (including the foregoing description of the Warrant which is attached as an exhibit to the Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Amendment No. 1 thereto filed as Exhibits 10.1 and 10.2 to this Current Report, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Between January 30, 2019 and February 8, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $453,750 for aggregate cash proceeds of $431,000.

The newly-issued convertible notes bear interest at rates ranging from 8% to 12% per annum payable at maturity with original maturity dates ranging between January 2020 and February 2020. The notes are convertible as follows: (i) an aggregate of $368,750 of principal is convertible into shares of the Company's common stock at the election of the respective holder at a fixed price of $1.00 or $2.00 per share, depending on the note, for the first six months following the issue date; thereafter, principal and accrued interest are convertible at the election of the respective holder at a conversion price generally equal to 58% or 65%, depending on the note, of the fair value of the Company's common stock and (ii) $85,000 of principal and accrued interest are convertible into shares of the Company's common stock at the election of the holder at a conversion price equal to 58% of fair market value of the Company's common stock.

Between January 28, 2019 and February 11, 2019, the Company repaid certain outstanding convertible notes in the aggregate amount of $404,932, inclusive of accrued interest and prepayment premiums.

Between January 15, 2019 and February 11, 2019, the Company issued an aggregate of 490,492 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $166,098, inclusive of accrued and unpaid interest and fees.

Effective January 24, 2019, the Company and a consultant agreed to further extend a consulting agreement from December 2018 to December 2019. In consideration of the extension of the term of the consulting agreement, the Company issued to the consultant an immediately vested five-year warrant for the purchase of 100,000 shares of common stock of the Company at an exercise price of $1.00 per share.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

10.1 Convertible Promissory Note, dated February 6, 2019, issued by the Company to the Lenders.

10.2 Amendment No. 1 to Convertible Promissory Note, dated as of February 6, 2019, between the Company and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 11, 2019	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer